Exhibit 99.1

CONTACT:

VIVUS, Inc.	Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS TO PRESENT AT THE JEFFERIES 2ND ANNUAL HEALTHCARE CONFERENCE

Mountain View, Calif, June 20, 2008 – VIVUS, Inc (NASDAQ: VVUS) a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that Dr. Chuck Bowden, senior director of clinical development, will present an overview of the company at the Jefferies 2nd Annual Healthcare Conference in New York.

The VIVUS presentation will take place on Thursday June 26, 2008 at 11:15 a.m. ET. A live audio webcast and 14-day archive of the presentation will be available at http://ir.vivus.com.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products. The current portfolio includes investigational products addressing obesity and sexual health. The pipeline includes: Qnexa™, which is in phase 3 for the treatment of obesity and phase 2 for the treatment of type 2 diabetes; Testosterone MDTS®, for which a phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); and avanafil, for which a phase 2 study has been completed for the treatment of erectile dysfunction (ED). For more information on clinical trials and products, please visit the company’s web site at http://www.vivus.com.

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